UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

PHH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-7797	52-0551284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of Principal Executive Offices)  (Zip Code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Amendment and Restatement of Fannie Mae Committed Purchase Facility for Early Funding

On June 13, 2016, PHH Mortgage Corporation (“PHH Mortgage”), a wholly owned subsidiary of PHH Corporation, amended and restated its committed purchase facility for early funding with Fannie Mae pursuant to an amended and restated committed purchase facility for early funding letter agreement (as amended and restated, the “Committed Funding Letter Agreement”).  The Committed Funding Letter Agreement amends and restates the letter agreement dated as of December 14, 2015 between PHH Mortgage and Fannie Mae (the “Prior Letter Agreement”).

Subject to compliance with its terms and conditions and provided no termination event has occurred pursuant to which Fannie Mae has exercised its right to terminate the Committed Funding Letter Agreement, the Committed Funding Letter Agreement commits Fannie Mae to accept sale and delivery of, and to purchase, mortgage loans and pools of mortgage loans from PHH Mortgage pursuant to Fannie Mae’s “As Soon as Pooled” and “As Soon as Pooled Plus” early funding programs from time to time during the term of the Committed Funding Letter Agreement.  At the request of PHH Mortgage in order to reduce non-usage and commitment fees in light of low facility utilization in part due to PHH Mortgage’s previously-announced decision to exit correspondent lending, such commitment to purchase mortgage loans or pools of mortgage loans Pending (as defined in the Committed Funding Letter Agreement) at any time was reduced to an aggregate principal balance of $300 million under the Committed Funding Letter Agreement, from an aggregate principal balance of $500 million under the Prior Letter Agreement.

The Committed Funding Letter Agreement further amended the Prior Letter Agreement by: (i) reducing the minimum tangible net worth requirement of PHH Corporation from $1 billion to $750 million; (ii) introducing a liquidity covenant requiring PHH Corporation to maintain $150 million of cash and cash equivalents in excess of its accrual for legal and regulatory matters, consistent with prior amendments to PHH Mortgage’s mortgage repurchase facilities described in Note 7 to Condensed Consolidated Financial Statements accompanying PHH Corporation’s Form 10-Q filed with the United States Securities and Exchange Commission on May 5, 2016; and (iii) introducing a covenant requiring PHH Corporation to maintain a ratio of unsecured indebtedness to tangible net worth not to exceed 1.25 to 1.00.

The Committed Funding Letter Agreement is scheduled to terminate on December 13, 2016, subject to Fannie Mae’s and PHH Mortgage’s early termination rights.  Upon the occurrence of a PHH Termination Event (as defined in the Committed Funding Letter Agreement), Fannie Mae may either waive the PHH Termination Event and continue the Committed Funding Letter Agreement in full force and effect or, at its option, terminate the Committed Funding Letter Agreement upon written notice to PHH Mortgage.

The foregoing description of the Committed Funding Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Committed Funding Letter Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

As a Fannie Mae approved seller and servicer, PHH Mortgage sells a substantial portion of the mortgage loans it originates to Fannie Mae on a servicing-retained basis.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Letter Agreement between Fannie Mae and PHH Mortgage Corporation dated June 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2016

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Fannie Mae and PHH Mortgage Corporation dated June 13, 2016.